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EXHIBIT 3(i).3

Amended Articles of Incorporation Changing the Registrant's Name
Filed August 5, 1997

                            ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              WESTSTAR GROUP, INC.

Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST: The present name of the Corporation is Weststar Group, Inc.

SECOND: The following amendment to its Articles of Incorporation was adopted by a majority vote of shareholders of the Corporation on July 22, 1997 in the manner prescribed by Nevada law.

1. Article I is amended as follows:

     ARTICLE I - CORPORATE NAME The name of the corporation (hereinafter referred to as the "Corporation") is Arena Group, Inc.

THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 6,959, 818 shares.

FOURTH: The number of shares voted for such amendment was 4,216,950 or 61 percent of the shares entitled to vote and the number voted against such amendment was none, abstaining none.

DATED this 1st day of August, 1997.


Attest:                                     WESTSTAR GROUP, INC.

          /s/                                          /s/
--------------------------                  By:-------------------------------
Denny W. Nestripke, Secretary                  Lloyd T. Rochford,  President


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                                  VERIFICATION

The undersigned being first duly sworn deposes and says that the undersigned is the Secretary of Weststar Group, Inc. and that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the shareholders of the Corporation.

Dated:  August 1, 1997

                                                  /s/
                                        ------------------------------
                                        Denny W. Nestripke, Secretary




                                 ACKNOWLEDGMENT


State of California

County of Riverside


On 8-1-97 before me, Kathleen Jones, Notary Public, personally appeared Lloyd T. Rochford and Denny W. Nestripke, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.


                                                  /s/
                                        ------------------------------
                                             Signature of Notary